Exhibit 23.2


       CPA




                       ACCOUNTANT'S CONSENT


The Board of Directors
Sweet Water State Bancshares, Inc.



We consent to the use of our report from the 1997 through 1998, which our firm has submitted, signed, and to the reference to our firm under the heading "Experts" in the Prospectus and Registration Statement on Form S-4 filed with the SEC, in connection with your merger with and into South Alabama Bancorporation, Inc.


June 29, 1999






                              /s/ McKean & Associates, P.A.


                              McKean & Associates, P.A.
                              Certified Public Accountants





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